NEWS BULLETIN	HEMAGEN(R)DIAGNOSTICS, INC.
AT THE COMPANY: William P. Hales, President & CEO (443) 367-5500 Tel. (410) 997-7812 Fax	9033 Red Branch Road, Columbia, MD 21045

FOR IMMEDIATE RELEASE December 9, 2003	OTC: HMGN.OB

HEMAGEN REPORTS FINANCIAL RESULTS FOR FISCAL YEAR 2003
AND FIRST OPERATING PROFIT SINCE 1998

COLUMBIA, MD — Hemagen Diagnostics, Inc. (OTC: HMGN.OB) a biotechnology Company that develops, manufactures and markets proprietary medical diagnostic test kits, today reported operating results for the fiscal year ended September 30, 2003. The net loss for the year ended September 30, 2003 was $1,265,000 or $(0.12) per share compared to a net loss of $1,760,000 or $(0.18) per share during the prior fiscal year.

Operating Income for the year ended September 30, 2003 was $245,000 as compared to an Operating Loss of $671,000 in the prior fiscal year.

After adjusting for non-cash charges including depreciation, amortization, non-cash interest, and other non-cash charges, the net income for the year ended September 30, 2003 was $390,000 compared to a net loss of $453,000 for the year ended September 30, 2002.

Revenues for the year ended September 30, 2003 were $8,473,000 compared to $9,500,000 during the prior fiscal year ended September 30, 2002. Lower revenues for the year reflect declines in the Company’s Virgo autoimmune and infectious disease division and lower sales of the Analyst clinical chemistry system to the Human market were slightly offset by sales to the Veterinary market.

Gross Margins for fiscal year 2003 were 35% as compared to 31% in fiscal year 2002. The improvement in the gross profit resulted from better utilization of the Company’s facilities, staffing and reduced expenditures.

At September 30, 2003, Hemagen had $724,000 of cash on hand, working capital of $3,839,000 and a current ratio of 3.6 to 1. At the prior fiscal year end, the Company had $464,000 of cash on hand, working capital of $3,491,000 and a current ratio of 3.0 to 1.0. During the fiscal year ended September 30, 2003 the Company’s cash increased by $260,000 as compared to a decrease of $208,000 in the prior fiscal year. This increase in cash provided is mainly attributed to cash generated from operations of $459,000 offset by the final payment on the subordinated note payable to Dade Behring that was paid in November 2002 in the amount of $157,000. In addition, the company has a working capital line of credit for up to $1,000,000 based on the domestic receivables and inventory of the company and which provides for interest at the rate of the Prime Rate plus 3/4%. To date the company has not utilized this line of credit and there is no outstanding balance on the line of credit.

William P. Hales, President and CEO said, “We are pleased to report the first operating profit since 1998 and the first full year operating profit since we assumed management control four years ago on October 1, 1999. We believe the Company is in a good position to continue this trend and to capitalize on our more competitive company that has evolved from the turnaround effort and management changes. We are pleased with the progress to date and continue to make strides toward achieving our operational goals, increasing sales and reducing expenses. We continue to focus on positioning the company for growth through increased sales and marketing efforts, through developing OEM opportunities, and through seeking out strategic acquisitions. We remain committed to our number one goal of building shareholder value and positioning the company for sustained profitability.”

HEMAGEN DIAGNOSTICS, INC AND SUBSIDIARYCONSOLIDATED
STATEMENTS OF OPERATIONS (UNAUDITED)

	Twelve Months Ended
	Sept 30, 2003	Sept 30, 2002
Revenues	$8,473,000	$9,500,000
Costs and Expenses:
Cost of Product sales	5,480,000	6,561,000
Research and development	220,000	407,000
Selling, general and administrative	2,528,000	3,203,000

Operating income (loss)	245,000	(671,000)
Other expenses, net	1,510,000	(1,089,000)

Net loss	($1,265,000)	$(1,760,000)

Net loss per share-Basic and Diluted	($ 0.12)	($ 0.18)

RECONCILIATION OF EARNINGS BEFORE NON-CASH ITEMS

	Twelve Months Ended
	Sept 30, 2003	Sept 30, 2002
Net loss	($1,265,000)	($1,760,000)
Adjusted for:
Depreciation and Amortization	644,000	686,000
Non-cash amortization of debt discount	997,000	568,000
Other non-cash charges	14,000	53,000

Net income (loss) before non cash charges	$390,000	$(453,000)

Hemagen Diagnostics, Inc., is a biotechnology company that develops, manufactures, and markets more than 150 FDA-cleared proprietary medical diagnostic test kits used to aid in the diagnosis of certain autoimmune and infectious diseases. Hemagen also manufactures and markets a complete line of Clinical Chemistry Reagents through its wholly owned subsidiary RAICHEM. In addition, Hemagen manufactures and sells the Analyst® an FDA-cleared Clinical Chemistry Analyzer used to measure important constituents in human and animal blood, and the Endochek, a clinical chemistry analyzer used to measure important constituents in animal blood. In the United States, the Company sells its products directly to physicians, veterinarians, clinical laboratories and blood banks and on a private-label basis through multinational distributors of medical supplies. Internationally, the Company sells its products primarily through distributors. The Company sells the Analyst® and the Endochek both directly and through distributors servicing physicians’ office laboratories and veterinarians’ offices. Hemagen’s products are used in many of the largest Laboratories, Hospitals, and Blood Banks around the world. Hemagen sells its products to over 1,000 customers worldwide. The company focuses on markets that offer significant growth opportunities. The Company was incorporated in 1985 and became a public company in 1993.

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company’s Securities and Exchange Commission Reports and Filings.

Certain Statements contained in this News Bulletin that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Forward looking statements may be identified by words such as estimates, anticipates, projects, plans, expects, intends, believes, should and similar expressions and by the context in which they are used. Such statements are based upon current expectations of the Company and speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning the establishments of reserves and adjustments for dated and obsolete products, expected financial performance, on-going business strategies and possible future action, which Hemagen intends to pursue to achieve strategic objectives, constitute forward-looking information. The sufficiency of such reserves and adjustments, expected performance, implementation of on-going business strategies and possible future action, the achievement of financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance to differ materially from these forward looking statements, include without limitation, management’s analysis of Hemagen’s assets, liabilities and operations, the failure to sell date sensitive inventory prior to its expiration, the inability of particular products to support goodwill allocated to them, competition, new product development by competitors which could render particular products obsolete, the inability to develop or acquire and successfully introduce new products or improvements of existing product costs and difficulties in complying with laws and regulations administered by the U. S. Food and Drug Administration and the ability to assimilate successfully product acquisitions.